Exhibit 10.1 Execution Version 4858-9576-0888 SIXTEENTH AMENDMENT TO CREDIT AGREEMENT THIS SIXTEENTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is dated as of December 13, 2024, by and among RILEY EXPLORATION PERMIAN, INC., a Delaware corporation (“Parent”), RILEY EXPLORATION - PERMIAN, LLC, a Delaware limited liability company (the “Borrower”), each of the Lenders which is signatory hereto, and TRUIST BANK, as Administrative Agent for the Lenders (in such capacity, together with its successors in such capacity, “Administrative Agent”) and as Issuing Bank under the Credit Agreement referred to below. W I T N E S S E T H: WHEREAS, Parent, the Borrower, Administrative Agent and the Lenders are parties to that certain Credit Agreement dated as of September 28, 2017, as amended by that certain First Amendment to Credit Agreement dated as of February 27, 2018, that certain Second Amendment to Credit Agreement dated as of November 9, 2018, that certain Third Amendment to Credit Agreement dated as of April 3, 2019, that certain Fourth Amendment to Credit Agreement dated as of October 15, 2019, that certain Fifth Amendment to Credit Agreement dated as of May 7, 2020, that certain Sixth Amendment to Credit Agreement dated as of August 31, 2020, that certain Seventh Amendment and Consent to Credit Agreement dated as of October 21, 2020, that certain Eighth Amendment to Credit Agreement dated as of March 5, 2021, that certain Ninth Amendment to Credit Agreement dated as of May 5, 2021, that certain Tenth Amendment to Credit Agreement dated as of October 12, 2021, that certain Eleventh Amendment to Credit Agreement dated as of April 29, 2022, that certain Twelfth Amendment to Credit Agreement dated as of October 25, 2022, that certain Thirteenth Amendment to Credit Agreement dated as of February 22, 2023, that certain Fourteenth Amendment to Credit Agreement dated as of April 3, 2023 and that certain Fifteenth Amendment to Credit Agreement dated as of November 14, 2023 (as further amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”, and as amended by this Amendment and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), whereby upon the terms and conditions therein stated the Lenders have agreed to make certain loans to the Borrower; WHEREAS, Parent and the Borrower have (a) informed Administrative Agent and the Lenders that (i) the Borrower formed RP H2O Holdco LLC, a Delaware limited liability company and direct, wholly- owned subsidiary of the Borrower (“RP H2O”), (ii) RP H2O acquired seventy-five percent (75%) of the equity interests in Terra H2O LLC, a Delaware limited liability company and direct subsidiary of RP H2O (“Terra H2O”, and, together with RP H2O, collectively, the “H2O Entities”), (iii) RP H2O contributed approximately $700,000 to the equity capital of Terra H2O (the transactions described in clauses (i) through (iii) being collectively referred to herein as the “H2O Transactions”), and (iv) as a result of the H2O Transactions, one or more Defaults and/or Events of Default may have occurred as a result of violations of the terms set forth in Section 5.2(a), Section 5.2(e), Section 5.12, Section 7.3(c)(i), Section 7.4 and Section 8.1(f) of the Existing Credit Agreement (collectively, together with any other Default or Event of Default arising out of any inaccuracy of any representation and warranty or failure to give any notice relating to any such Default or Event of Default, or otherwise arising solely as a result of the H2O Transactions, the “Specified Defaults”) and (b) requested that Administrative Agent and the Lenders waive the Specified Defaults; WHEREAS, Parent and the Borrower have requested that the Lenders amend the Existing Credit Agreement as set forth below to, among other things, (a) extend the Stated Termination Date to December 13, 2028, (b) evidence the increase of the Aggregate Elected Commitment Amount of the Lenders from $375,000,000 to $400,000,000, and (c) evidence the increase of the Borrowing Base from $375,000,000 to $400,000,000; and

2 WHEREAS, subject to the terms and conditions hereof, the Lenders are willing to agree to the waiver of the Specified Defaults and the amendments to the Existing Credit Agreement as set forth herein. NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained, the parties to this Amendment hereby agree as follows: SECTION 1. Definitions. Unless otherwise defined in this Amendment, each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement. The interpretive provisions set forth in Sections 1.2, 1.3 and 1.4 of the Credit Agreement shall apply to this Amendment. As used in this Amendment: (a) “Existing Lender” means each institution that is a party hereto that is a Lender under the Credit Agreement immediately prior to the Amendment Effective Date. (b) “New Lender” means each institution that is a party hereto that is not a Lender under the Credit Agreement immediately prior to the Amendment Effective Date. SECTION 2. Amendments to Existing Credit Agreement. Effective on the Amendment Effective Date, the Existing Credit Agreement is hereby amended as follows: (a) The body of the Existing Credit Agreement is amended in its entirety to read as set forth on Attachment A to this Amendment. (b) Schedule I to the Existing Credit Agreement is amended and restated in its entirety to read as set forth on Schedule I to this Amendment. (c) Schedule II to the Existing Credit Agreement is amended and restated in its entirety to read as set forth on Schedule II to this Amendment. SECTION 3. Borrowing Base and Aggregate Elected Commitment Amount. Effective on the Amendment Effective Date, the Borrowing Base is increased to $400,000,000 until the next redetermination or adjustment thereof pursuant to the Credit Agreement. The Borrowing Base redetermination provided for by this Amendment is the Scheduled Redetermination for October 1, 2024. This Amendment shall serve as a New Borrowing Base Notice under the Credit Agreement. The Borrower desires to set the Aggregate Elected Commitment Amount of the Lenders at $400,000,000. The Borrower, Administrative Agent and the Lenders agree that, (a) effective on the Amendment Effective Date, $400,000,000 shall be the Aggregate Elected Commitment Amount under the Credit Agreement and each Lender’s Elected Commitment shall be as set forth on Schedule II to this Amendment and (b) notwithstanding the specific requirements of Section 2.7(d) of the Credit Agreement, (i) delivery of Elected Commitment Increase Certificates and Additional Lender Certificates are not required to execute this Amendment and such requirements are hereby waived by the Borrower, Administrative Agent and the Lenders, and (ii) this Amendment satisfies the requirements of Section 2.7(d) of the Credit Agreement for setting the Aggregate Elected Commitment Amount. SECTION 4. New Lender; Reallocation of Maximum Loan Amount. (a) The Existing Lenders and the New Lender have agreed among themselves, in consultation with the Borrower, to adjust their respective Maximum Loan Amounts, Elected Commitments and Pro Rata Shares. (b) Effective on the Amendment Effective Date, Administrative Agent, the Borrower, the Existing Lenders and Issuing Bank consent to each New Lender becoming a “Lender” under and as defined

3 in the Credit Agreement. Each New Lender represents and agrees as follows: (i) it has received a copy of the Existing Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.1 thereof, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Amendment, (ii) it has, independently and without reliance upon Administrative Agent, any other agent, any Lender or any arranger, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Amendment, and (iii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender and agrees that on the Amendment Effective Date, it will become a party to the Credit Agreement and be bound by all the terms and provisions thereof. (c) Effective on the Amendment Effective Date, Administrative Agent, the Borrower, the Lenders and Issuing Bank consent to the following: (i) the reallocation of the Maximum Loan Amounts so that each Lender’s Maximum Loan Amount, Elected Commitment and Pro Rata Share is as set forth on Schedule II to this Amendment and (ii) the reallocation of the participations in Letters of Credit in accordance with each Lender’s Pro Rata Share as set forth on Schedule II to this Amendment. On the Amendment Effective Date, after giving effect to such reallocation, the Maximum Loan Amount, Elected Commitment and Pro Rata Share of each Lender shall be as set forth on Schedule II to this Amendment. The reallocation of the Maximum Loan Amounts among the Lenders party hereto shall be deemed to have been consummated on the Amendment Effective Date pursuant to the terms of the Assignment and Acceptance attached as Exhibit A to the Credit Agreement as if the Lenders had executed an Assignment and Acceptance with respect to such reallocations. Administrative Agent hereby waives the $3,500.00 processing fee set forth in Section 10.4(b)(iv)(B) of the Credit Agreement with respect to the reallocations contemplated by this Section 4. (d) Effective on the Amendment Effective Date, each Existing Lender hereby waives any breakage fees or costs that may be payable pursuant to Section 2.18 of the Credit Agreement that result from the reallocations, adjustments, acquisitions and assignments under this Section 4. SECTION 5. Waivers to Existing Credit Agreement. Parent and the Borrower have requested, and Administrative Agent and the Lenders have agreed to waive, and do hereby waive, effective on the Amendment Effective Date, the Specified Defaults under the Existing Credit Agreement and the other Loan Documents, as applicable (the “Specified Waiver”). Except for the Specified Waiver, neither this Amendment, nor any other actions taken by, or any inaction on the part of, Administrative Agent or the Lenders, shall be deemed to be (i) a waiver of any Default or Event of Default which exists or may exist hereafter, or (ii) a waiver of (or an agreement to forbear from exercising) any rights or remedies that Administrative Agent or the Lenders have pursuant to the Credit Agreement and applicable law by reason of any Default or Event of Default. SECTION 6. Conditions of Effectiveness. (a) This Amendment shall become effective as of the date (the “Amendment Effective Date”) that each of the following conditions precedent shall have been satisfied (or waived in accordance with Section 10.2 of the Credit Agreement): (1) Administrative Agent shall have received (which may be by electronic transmission), in form and substance satisfactory to Administrative Agent, a counterpart of this Amendment which shall have been executed by Administrative Agent, the Issuing Bank, the Lenders (including the New Lender), Parent and the Borrower (which may be by PDF transmission);

4 (2) Each of the representations and warranties set forth in Section 7 of this Amendment shall be true and correct; (3) Borrower shall have paid all fees and expenses due and owing to the Lenders, Administrative Agent and the Left Lead Arranger on or prior to the Amendment Effective Date pursuant to the terms of this Amendment (including, but not limited to, reasonable attorneys’ fees of counsel to Administrative Agent (but limited to one primary outside counsel for Administrative Agent and Left Lead Arranger)) and any fee letter agreed upon in writing by the Borrower, Administrative Agent and the Left Lead Arranger; (4) Administrative Agent (or its counsel) shall have received, in form and substance satisfactory to Administrative Agent, a certificate of a Responsible Officer of each Loan Party dated as of the Amendment Effective Date, certifying as to (a) copies of its bylaws, partnership agreement or limited liability company agreement, (b) the resolutions of its board of directors or other equivalent governing body, or comparable organizational documents and authorizations, authorizing the execution, delivery and performance of this Amendment and the other Loan Documents in connection therewith to which it is a party, and (c) the name, title and true signature of each officer of such Loan Party executing the Loan Documents to which it is a party; (5) Administrative Agent (or its counsel) shall have received, in form and substance satisfactory to Administrative Agent, certified copies of the articles or certificate of incorporation, certificate of organization or limited partnership, or other registered organizational documents of each Loan Party, together with certificates of good standing or existence, as may be available from the Secretary of State of the jurisdiction of organization of such Loan Party and each other jurisdiction where such Loan Party is required to be qualified to do business as a foreign corporation, each dated as of a recent date; (6) Administrative Agent (or its counsel) shall have received, in form and substance satisfactory to Administrative Agent, a favorable written opinion of Holland & Knight LLP, counsel to the Loan Parties, dated as of the Amendment Effective Date addressed to Administrative Agent, the Issuing Bank and each of the Lenders, and covering such matters relating to the Loan Parties, the Loan Documents and the transactions contemplated therein as Administrative Agent or the Lenders shall reasonably request (which opinions will expressly permit reliance by permitted successors and assigns of Administrative Agent, the Issuing Bank and the Lenders); (7) Administrative Agent (or its counsel) shall have received, in form and substance satisfactory to Administrative Agent, amendments and reaffirmations of the Collateral Documents executed by Borrower and the other Loan Parties, as applicable, in sufficient counterparts for recording, as applicable; and (8) Administrative Agent (or its counsel) shall have received, in form and substance satisfactory to Administrative Agent, such other documents, certificates or information as Administrative Agent or the Lenders shall have reasonably requested. (b) Without limiting the generality of the provisions of Sections 3.1 and 3.2 of the Credit Agreement, for purposes of determining compliance with the conditions specified in Section 6(a), each Lender that has signed this Amendment (and its permitted successors and assigns) shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless Administrative

5 Agent shall have received written notice from such Lender prior to the proposed Amendment Effective Date specifying its objection thereto. SECTION 7. Representations and Warranties. Parent and the Borrower each represents and warrants to Administrative Agent and the Lenders, with full knowledge that such Persons are relying on the following representations and warranties in executing this Amendment, as follows: (a) It has the organizational power and authority to execute, deliver and perform this Amendment, and all organizational action on the part of it requisite for the due execution, delivery and performance of this Amendment has been duly and effectively taken. (b) The Credit Agreement, the Loan Documents and each and every other document executed and delivered to Administrative Agent and the Lenders in connection with this Amendment to which Parent, Borrower or any other Loan Party is a party constitute the valid and binding obligations of Parent, the Borrower and such Loan Party, as applicable, enforceable against Parent, the Borrower and such Loan Party, as applicable, in accordance with their respective terms except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability. (c) This Amendment does not and will not violate any provisions of any limited liability company agreement, bylaws and other organizational and governing documents of Parent, the Borrower or any other Loan Party. (d) No consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except those as have been obtained or made and are in full force and effect and except for filings necessary to perfect or maintain perfection of the Liens created under the Loan Documents is required in connection with the execution, delivery or performance by, or enforcement against, Parent, the Borrower or any other Loan Party of this Amendment. (e) At the time of (except with respect to the Specified Defaults) and immediately after giving effect to this Amendment, the representations and warranties of Parent, the Borrower and each other Loan Party contained in Article IV of the Credit Agreement or in any other Loan Document are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), except that any representation and warranty which by its terms is made as of a specified date shall be required to be so true and correct in all material respects only as of such specified date. (f) At the time of (except with respect to the Specified Defaults) and immediately after giving effect to this Amendment, no Default, Event of Default or Borrowing Base Deficiency shall exist and be continuing. (g) Since December 31, 2023, no Material Adverse Effect has occurred and is continuing or could reasonably be expected to have occurred and be continuing. SECTION 8. Miscellaneous. (a) Reference to the Credit Agreement. Upon the effectiveness hereof, on and after the Amendment Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, shall mean and be a reference to the Existing Credit Agreement as amended hereby.

6 (b) Effect on the Credit Agreement; Ratification. Except as specifically amended or modified by this Amendment, the Existing Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed. By its acceptance hereof, Parent and the Borrower hereby each ratifies and confirms each Loan Document to which it is a party in all respects, after giving effect to the amendments set forth herein. (c) Extent of Amendments. Except as otherwise expressly provided herein, the Existing Credit Agreement and the other Loan Documents are not amended, modified or affected by this Amendment. Parent and the Borrower hereby each ratifies and confirms that (i) except as expressly amended or modified hereby, all of the terms, conditions, covenants, representations, warranties and all other provisions of the Existing Credit Agreement remain in full force and effect, (ii) each of the other Loan Documents are and remain in full force and effect in accordance with their respective terms, and (iii) the Collateral and the Liens on the Collateral securing the Obligations are unimpaired by this Amendment and remain in full force and effect. (d) Loan Documents. The Loan Documents, as such may be amended or modified in accordance herewith, are and remain valid and binding obligations of the parties thereto, enforceable in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity. This Amendment is a Loan Document. (e) Claims. As additional consideration to the execution, delivery, and performance of this Amendment by the parties hereto and to induce Administrative Agent and Lenders to enter into this Amendment, Parent and the Borrower each represents and warrants that, as of the date hereof, it does not know of any defenses, counterclaims or rights of setoff exercisable by it or any other Loan Party, except pursuant to the terms of the Credit Agreement and Loan Documents, if any, to the payment of any Obligations of Parent, the Borrower or any other Loan Party to Administrative Agent, Issuing Bank or any Lender. (f) Execution and Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile or pdf shall be equally as effective as delivery of a manually executed counterpart. (g) Governing Law. This Amendment and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Amendment and the transactions contemplated hereby and thereby shall be construed in accordance with and be governed by the law (without giving effect to the conflict of law principles thereof) of the State of New York. (h) Headings. Section headings in this Amendment are included herein for convenience and reference only and shall not constitute a part of this Amendment for any other purpose. SECTION 9. NO ORAL AGREEMENTS. THE RIGHTS AND OBLIGATIONS OF EACH OF THE PARTIES TO THE LOAN DOCUMENTS SHALL BE DETERMINED SOLELY FROM WRITTEN AGREEMENTS, DOCUMENTS, AND INSTRUMENTS, AND ANY PRIOR ORAL AGREEMENTS BETWEEN SUCH PARTIES ARE SUPERSEDED BY AND MERGED INTO SUCH WRITINGS. THIS AMENDMENT AND THE OTHER WRITTEN LOAN DOCUMENTS EXECUTED BY PARENT, THE BORROWER, THE OTHER LOAN PARTIES, ADMINISTRATIVE AGENT, ISSUING BANK AND/OR LENDERS REPRESENT THE FINAL AGREEMENT BETWEEN SUCH PARTIES, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BY

7 SUCH PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN SUCH PARTIES. SECTION 10. No Waiver. Parent and the Borrower each hereby agrees, except for the Specified Defaults waived herein, that no Event of Default and no Default has been waived or remedied by the execution of this Amendment by Administrative Agent or any Lender. Nothing contained in this Amendment (i) shall constitute or be deemed to constitute a waiver of any Defaults or Events of Default which may exist under the Credit Agreement or the other Loan Documents (other than the Specified Defaults waived herein), or (ii) shall constitute or be deemed to constitute an election of remedies by Administrative Agent, Issuing Bank or any Lender, or a waiver of any of the rights or remedies of Administrative Agent, Issuing Bank or any Lender provided in the Credit Agreement, the other Loan Documents, or otherwise afforded at law or in equity. Signature Pages Follow

Signature Page to Sixteenth Amendment to Credit Agreement Riley Exploration - Permian, LLC IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written. BORROWER: RILEY EXPLORATION - PERMIAN, LLC, as Borrower By:/s/ Philip Riley Name: Philip Riley Title: Chief Financial Officer PARENT: RILEY EXPLORATION PERMIAN, INC., as Parent By:/s/ Philip Riley Name: Philip Riley Title: Chief Financial Officer

Signature Page to Sixteenth Amendment to Credit Agreement Riley Exploration - Permian, LLC ADMINISTRATIVE AGENT, ISSUING BANK, AND LENDER: TRUIST BANK, as Administrative Agent, as Issuing Bank and as a Lender By: /s/ Gregory Krablin Name: Gregory Krablin Title: Director

Signature Page to Sixteenth Amendment to Credit Agreement Riley Exploration - Permian, LLC FIRST HORIZON BANK, A TENNESSEE STATE BANK, as a Lender By: /s/ Moni Collins Name: Moni Collins Title: Senior Vice President

Signature Page to Sixteenth Amendment to Credit Agreement Riley Exploration - Permian, LLC ZIONS BANCORPORATION, N.A. DBA AMEGY BANK, as a Lender By: /s/ Matt Lang Name: Matt Lang Title: Senior Vice President – Amegy Division

Signature Page to Sixteenth Amendment to Credit Agreement Riley Exploration - Permian, LLC MIDFIRST BANK, as a Lender By: /s/ Jed Ferguson Name: Jed Ferguson Title: Senior Vice President

Signature Page to Sixteenth Amendment to Credit Agreement Riley Exploration - Permian, LLC COMERICA BANK, as a Lender By: /s/ Isabel Araujo Name: Isabel Araujo Title: Assistant Vice President

Signature Page to Sixteenth Amendment to Credit Agreement Riley Exploration - Permian, LLC KEYBANK NATIONAL ASSOCIATION, as a Lender By: /s/ David M. Bornstein Name: David M. Bornstein Title: Senior Vice President

Signature Page to Sixteenth Amendment to Credit Agreement Riley Exploration - Permian, LLC MIZUHO BANK, LTD., as a Lender By: /s/ Edward Sacks Name: Edward Sacks Title: Managing Director

Signature Page to Sixteenth Amendment to Credit Agreement Riley Exploration - Permian, LLC CITIZENS BANK, N.A., as a Lender By: /s/ Cameron Spence Name: Cameron Spence Title: Vice President

Signature Page to Sixteenth Amendment to Credit Agreement Riley Exploration - Permian, LLC TEXAS CAPITAL BANK, as a Lender By: /s/ Cameron Kuntz Name: Cameron Kuntz Title: Vice President

SCHEDULE I Schedule I to Credit Agreement Applicable Margin and Applicable Percentage as of the Sixteenth Amendment Effective Date Pricing Level Borrowing Base Utilization Percentage Applicable Margin for SOFR Loans Applicable Margin for Base Rate Loans Applicable Percentage for Unused Commitment Fee I < 25% 2.75% per annum 1.75% per annum 0.375% per annum II ≥ 25% but < 50% 3.00% per annum 2.00% per annum 0.375% per annum III ≥ 50% but < 75% 3.25% per annum 2.25% per annum 0.500% per annum IV ≥ 75% but < 90% 3.50% per annum 2.50% per annum 0.500% per annum V ≥ 90% 3.75% per annum 2.75% per annum 0.500% per annum Applicable Margin and Applicable Percentage as of the Qualifying Other Senior Notes Date Pricing Level Borrowing Base Utilization Percentage Applicable Margin for SOFR Loans Applicable Margin for Base Rate Loans Applicable Percentage for Unused Commitment Fee I < 25% 2.50% per annum 1.50% per annum 0.375% per annum II ≥ 25% but < 50% 2.75% per annum 1.75% per annum 0.375% per annum III ≥ 50% but < 75% 3.00% per annum 2.00% per annum 0.500% per annum IV ≥ 75% but < 90% 3.25% per annum 2.25% per annum 0.500% per annum V ≥ 90% 3.50% per annum 2.50% per annum 0.500% per annum

SCHEDULE II

Pro Rata Shares, Elected Commitments and Maximum Loan Amounts

Lender	Pro Rata Share	Elected Commitment	Maximum Loan Amount
Truist Bank	16.5000000%	$66,000,000.00	$165,000,000.00
KeyBank National Association	14.2500000%	$57,000,000.00	$142,500,000.00
Citizens Bank, N.A.	14.2500000%	$57,000,000.00	$142,500,000.00
Mizuho Bank, Ltd.	14.2500000%	$57,000,000.00	$142,500,000.00
First Horizon Bank, a Tennessee State Bank	12.0000000%	$48,000,000.00	$120,000,000.00
Zions Bancorporation, N.A. dba Amegy Bank	8.7500000%	$35,000,000.00	$87,500,000.00
Comerica Bank	7.5000000%	$30,000,000.00	$75,000,000.00
MidFirst Bank	6.2500000%	$25,000,000.00	$62,500,000.00
Texas Capital Bank	6.2500000%	$25,000,000.00	$62,500,000.00
TOTAL	**100.0000000%**	**$400,000,000.00**	**$1,000,000,000.00**

Schedule II to Credit Agreement